EXHIBIT 16.2










February 23, 2001


United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Mariculture Systems, Inc., SEC file no.: 000-31521

Ladies and Gentlemen:

         We have read Item 4(a) of the amended Form 8-K dated February 23, 2001 of Mariculture Systems, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



Very truly,

/s/ Moss Adams LLP
Moss Adams LLP